                                                                   EXHIBIT 10.24

                          ORDER FULFILLMENT AGREEMENT

     This Order Fulfillment Agreement (this "Agreement") is entered into effective as of February 1, 1998, by and between N2K Inc. ("N2K"), and Sound Delivery ("Sound Delivery"), a division of Valley Record Distributors, Inc. ("VRD").

                                  BACKGROUND

     A. VRD has created a database known as "Audiofile" which contains information regarding pre-recorded music and music related products ("Music Products").

     B. Sound Delivery provides to various retailers direct-to-consumer order fulfillment services, pursuant to which Sound Delivery provides, packs and ships such products to the retailer's customers.

     C. N2K maintains on the World Wide Web an "online music store" presently known as "Music Boulevard" through which it sells Music Products to consumers.

                                   AGREEMENT

     Subject to the terms and conditions set forth below, the parties agree as follows:

1.   Audiofile.  Upon execution and delivery of this Agreement, the parties will
     ---------
execute and deliver a license agreement substantially in the form attached hereto as Exhibit A (the "Audiofile License"), pursuant to which Sound Delivery, for the term of this Agreement, shall provide to N2K a full copy of the Audiofile database, including updates thereto, as provided in and subject to the Audiofile license.

2.   Electronic Data Interchange ("EDI").
     -----------------------------------

     (a)  Sound Delivery Obligations.  Sound Delivery shall:
          --------------------------

          (1) make commercially reasonable efforts to provide a daily status file reporting "Stock on Hand" in electronic format on the VRD bulletin board system;

          (2) provide and maintain reasonable access to its database, ordering and other systems and provide technical support and assistance so as to maintain substantially uninterrupted, reasonable and efficient interfaces for support of the services described herein;

          (3) provide reasonable technical and operational support for N2K's development and operation of N2K's EDI interface for fulfillment services under this Agreement;

          (4) notify N2K promptly in advance of any planned changes to the EDI Reference Specifications (as defined in Section 2(b)(1) below);

          (5) refrain from disclosing any transaction information regarding N2K except as necessary to perform its obligations under this Agreement; and

          (6) retain EDI order information for at least four (4) months after receipt thereof.

     (b)  N2K Obligations.  N2K shall:
          ---------------

          (1) use commercially reasonable efforts to comply in all respects with the EDI specifications and guidelines previously provided by Sound Delivery to N2K (the "EDI Reference Specifications"), as may be amended by Sound Delivery from time to time pursuant to Section 2(a)(4) above; and

          (2) use commercially reasonable efforts to maintain its modes of electronic access and transmission as necessary for each party to perform its obligations under this Agreement.

     (c)  Mutual Obligations.  Each party shall use commercially reasonable
          ------------------
efforts to maintain the security of EDI and other transaction related information.

3.   Exclusive Services.
     ------------------

     (a)   Exclusivity.  Except as set forth in Sections 3(b), 5(e)(4) and 8
           -----------
below, during the term of this Agreement, Sound Delivery shall be the exclusive provider to N2K of Music Products and related order fulfillment services; provided, however, that N2K may utilize third parties as sources for Music Products not available through Audiofile or otherwise through Sound Delivery, provided that N2K has given Sound Delivery 30 days notice of its intention to do so and Sound Delivery fails to make the specified Music Product available by the end of such period.

     (b)   Limitation on Exclusivity.  Notwithstanding Section 2(a) above, N2K
           -------------------------
may purchase up to twenty percent (20%) of its music products (based on the price paid for such purchases) during any quarter from third parties. Prior to purchasing music products from a third party under this Section 3(b), N2K first will inform

Sound Delivery of its intent to purchase any particular SKUs from a third party and the price to be paid for each SKU and related fulfillment services. In the event that Sound Delivery offers to sell such products to N2K at the same or lesser price than that offered by the third party, N2K shall purchase such products from Sound Delivery pursuant to the terms and conditions (other than price) of this Agreement.

4.   Music Product Pricing.
     ---------------------

     (a)   Music Product Prices.  Sound Delivery agrees to sell and N2K agrees
           --------------------
to purchase Music Products at the rates set forth on Exhibit B attached hereto (the "Base Price"). Music Product prices may be updated by VRD from time to time, effective upon written notice to N2K of such changes; provided, however, that the revised Base Prices shall reflect at least an eight percent (8%) discount from VRD's then published base wholesale cost.

     (b)   One-Time Rebate.  Upon execution of this Agreement, VRD will pay or
           ---------------
credit to N2K the sum of $250,000; provided, however, that such rebate shall be repaid to VRD in the event that N2K breaches its obligations regarding exclusivity under Section 3 above. The parties acknowledge and agree that the foregoing provision regarding repayment of the rebate is reasonable under the circumstances in existence at the time of execution of this Agreement.

5.   Order Placement and Fulfillment.
     -------------------------------

     (a)   Transmission.  N2K will transmit all orders for products under this
           ------------
Agreement in compliance with the EDI Reference Specifications. In addition, N2K will use commercially reasonable efforts to aggregate and transmit its orders to Sound Delivery in batches.

     (b)    Fulfillment.
            -----------

            (1) "Priority Orders" are those orders being shipped domestically via Federal Express or Airborne Express. Priority Orders received on any business day by 8:00 am Pacific Time will be shipped on the same day. On any business day that Sound Delivery receives Priority Orders from N2K at both 8:00 am Pacific Time (or earlier) and 11:00 am Pacific Time (or earlier), it will use commercially reasonable efforts to ship both batches of orders that same business day. In all other cases, Priority Orders received after 11:00 am Pacific Time will shipped the following business day.

            (2) "Standard Orders" are those orders being shipped domestically via carriers other than Federal Express or Airborne Express and orders being shipped internationally. On any business day that Sound Delivery receives Standard Orders from N2K by 1:00 p.m. Pacific Time (or earlier), it will use commercially reasonable efforts to process the orders the same business day. Standard Orders received after 1:00 p.m. Pacific time will be deemed received the next day and Sound Delivery will use commercially reasonable efforts to ship these orders the next business day.

     (c)   Reporting.  Sound Delivery shall provide N2K with reports and
           ---------
information regarding order status as set forth in the EDI Reference Specifications.

     (d)    Pre-Orders.
            ----------

            (1) N2K shall collect pre-orders until four days prior to the date that a Music Product is first to be made available to consumers (the "street date"), at which point such pre-orders will be forwarded in a separate batch to Sound Delivery on the date and time of day required by Sound Delivery.

            (2) Sound Delivery shall ship all pre-orders no later than street date minus one day, provided Sound Delivery has received the new release title(s) from the label/distributor of such new release(s) in time for processing.

            (3) If a street date is delayed, N2K will be responsible for holding the pre-orders until four (4) days before the new street date.

     (e)    Back-Orders.
            -----------

            (1) Sound Delivery shall ship the in-stock items of an order as set forth in this Agreement and, except as set forth in this Section 5(e), will cancel the out of stock items.

            (2) N2K may elect to have Sound Delivery hold an order that has one or more items out of stock until it is completely fulfilled by typing a "Y" in the ship "complete" field of the EDI inbound specifications. N2K may inform Sound Delivery from time to time of the number of days, up to a maximum of 25 days (the "Hold Period"), that Sound Delivery is to hold such "ship complete" orders before shipping the available products and canceling the out of stock products.

            (3) In the event that all products included in an order are out of stock, Sound Delivery will hold the order for the Hold Period before canceling the order (subject to prior cancellation of such order by N2K).

            (4) In the event that any ordered product remains out of stock for more than 25 consecutive days, N2K may have such order filled by a third party.

6.   Shipping.
     --------

     (a)    Risk of Loss.  All shipments under this Agreement shall be F.O.B.
            ------------
VRD's shipping facility. Title and risk of loss with respect to all orders and products shipped by Sound Delivery or VRD under this Agreement shall pass to N2K or its customers upon delivery of the products to the carrier at the point of shipment.

     (b)   Choice of Carrier.  Sound Delivery will use commercially reasonable
           -----------------
efforts to ship the order with the requested carrier and will cancel any order for which the delivery address is not serviced by the indicated carrier.

     (c)   Shipping Costs.  Sound Delivery will invoice N2K customers at such
           --------------
rates as are requested by N2K. N2K will pay Sound Delivery shipping costs per the shipping tables previously provided by Sound Delivery to N2K (as amended from time to time by Sound Delivery). Sound Delivery will provide N2K written notice of shipping rate changes and the effective date of such changes.

     (d)   Damaged and Lost Shipments.  In the event of shipping damage or
           --------------------------
orders lost in shipment, Sound Delivery will assist in filing a claim on behalf of N2K for those orders shipped with an insured carrier, and will credit N2K with any amounts actually received by or credited to Sound Delivery in connection with such claim.

7.   Fulfillment Fees.
     ----------------

     (a)   Packing and Handling Fees.  N2K will pay Sound Delivery the following
           -------------------------
fees for each order fulfilled hereunder:

     All Products:                 $.65 per order including the first unit, plus
                                   $.25 per unit after the first unit.

     International Surcharge:      $0.45 per order shipped to an international
                                   destination (any order shipped to any non-
                                   U.S. or U.S. territory destination).

     (b)   Paper Inserts.  N2K will pay a fee of $.03 per paper insert packed by
           -------------
Sound Delivery in products shipped under this Agreement. N2K shall supply required paper inserts at no cost to Sound Delivery. For purposes of this paragraph, paper inserts must be lightweight, paper-based, promotional items the same size or smaller than a standard single CD, or pre-folded to such size.

     (c)   Merchandise Inserts.  If N2K desires to include promotional inserts
           -------------------
other than the paper inserts described in the preceding paragraph ("Merchandise Inserts") in its orders, N2K shall supply, at no cost to Sound Delivery, such Merchandise Inserts to be included in N2K orders. Sound Delivery will receive, warehouse, inventory and pack merchandise inserts for a mutually agreed upon fee after a sample of the Merchandise Insert is received and reviewed for packing and shipping requirements.

     (d)   Bar Codes on Inserts.  A unique UPC bar-code is required for each
           --------------------
paper or merchandise insert. N2K should purchase and apply a proprietary barcode on all inserts. At N2K's request, Sound Delivery will create and apply a barcode for a fee of $.08 per applied bar-code.

     (e)   Custom Box Stickers.  At N2K's request, Sound Delivery will attach
           -------------------
custom stickers to the outside of the shipping box at a cost of $.05 per sticker per order. N2K shall supply required stickers at no cost to Sound Delivery.

     (f)   Promotional CDs.  Any CDs packaged in paper sleeves that are shipped
           ---------------
free of charge to customers at N2K's direction will be inserted into N2K shipments for a fee of $.03 per unit. The fees for any such CD packaged in a jewel box shall be as otherwise set forth in this Agreement for non-promotional merchandise.

8.   Segregated Inventory.  Products held in inventory on N2K's behalf and at
     --------------------
its request pursuant to this Section 8 are referred to in this Agreement as "Segregated Inventory." Risk of loss and ownership of Segregated Inventory shall remain with N2K or its customers at all times. N2K will pay a product management fee of $.50 per Segregated Inventory unit received by Sound Delivery in addition to any applicable fulfillment and other fees under this Agreement with respect to such products and Sound Delivery's services in connection therewith. At no time may Segregated Inventory exceed 50 SKUs or a two month supply of any particular SKU.

     (a)   N2K Encoded Music.  N2K will provide Sound Delivery with Segregated
           -----------------
Inventory of product owned or distributed by N2K's "Encoded Music" label for Sound Delivery to fulfill orders for such product under this Agreement. VRD will continue to purchase any Encoded Music product required for its one-stop and distribution business from N2K's designated Encoded Music distributor. N2K may audit Encoded Music Segregated Inventory up to two times per calendar year, such audit to be performed at N2K's expense, on reasonable notice and without undue disruption to Sound Delivery's or VRD's business. N2K will be credited for any inventory discrepancy found in such audit to the extent such discrepancy exceeds one percent (1%) of the aggregate Encoded Music Segregated Inventory held by VRD during the twelve (12) month period preceding such audit, such credit to be at a price not to exceed VRD's cost for such product from the designated distributor of Encoded Music products.

     (b)   Standard Product.  At N2K's request, Sound Delivery will inventory a
           ----------------
reasonable amount of "standard product" (i.e., single or full length CDs or cassettes, or single VHS) for N2K as Segregated Inventory.

     (c)   Direct Purchases.  N2K may purchase product direct from manufacturers
           ----------------
which is available direct through Audiofile or otherwise through Sound Delivery and treat such product as Segregated Inventory; provided such product is "standard product" as defined above; and provided further that Direct Purchases must be purchased by N2K in minimum lots of 3,500 units per SKU and the price paid by N2K for any Direct Purchase must be at least $1.00 per disc (i.e., $2.00 for a CD containing two discs) less than the price then paid by Sound Delivery for the same product. VRD shall be entitled to purchase from N2K any Direct Purchase product that N2K would otherwise return to the applicable supplier, at the price N2K would have received from such supplier for the returns. If, from time to time, N2K desires to make a Direct Purchase of any SKU in a quantity of less than 3,500, the parties will attempt in good faith to negotiate a mutually acceptable business arrangement in connection with such purchase.

     (d)   Bar Codes on Segregated Inventory.  A UPC bar-code is required for
           ---------------------------------
each item of Segregated Inventory. N2K should purchase and apply a proprietary bar-code on all Segregated Inventory. At N2K's request, Sound Delivery will create and apply a bar-code for a fee of $.08 per applied bar-code.

9.   Co-op Advertising.  In the event that N2K secures co-op advertising
     -----------------
commitments from manufacturers for products purchased or to be purchased by Sound Delivery or VRD under this Agreement, N2K will remit thirty percent (30%) of such advertising funds to Sound Delivery. Neither Sound Deliver nor VRD will be entitled to share in any co-op advertising commitments N2K secures from manufacturers if Sound Delivery (or VRD) does not (1) participate in the securing of such advertising, or (2) make a special purchase of product in conjunction with the securing of such co-op advertising commitment.

10.  Imperfect Shipments and Product Returns.
     ---------------------------------------

     (a)   Sound Delivery Obligations.  Under the following circumstances, Sound
           --------------------------
Delivery will reship orders at no additional cost or credit N2K the appropriate invoice cost less earned discount, as applicable:

          (1) except as otherwise herein provided, upon the return of defective CDs and cassettes;

          (2) in the event that items are listed on the applicable invoice and reported by customers as not received; and

          (3) in the event of returns due to items shipped that do not correspond to the applicable N2K order (i.e., product received by customer but not ordered for such customer.

          Provided, however, that with respect to orders to reship under this
Section 10(a), N2K must properly include in such order the replacement order "source" code specified by Sound Delivery from time to time.

     (b)  N2K Obligations:  Under the following circumstances, N2K may elect to
          ---------------
reorder at its own expense or return the order for a credit equal to the Base Price paid, excluding fulfillment and other fees.

          (1) "buyers remorse" (i.e., customer does not want item or ordered wrong item);

          (2) returns due to an address supplied incorrectly to Sound Delivery; and

          (3)   returns due to refused delivery.

     (c)  Restocking and Refurbishment Fees.  Except as set forth in Section
          ---------------------------------
10(a) above, Music Retailer will pay a fifteen percent (15%) re-stocking fee for all returned items. In addition, Music Retailer will pay a $0.35 per unit refurbishment fee for all returned items that have been opened.

     (d)  Restricted Returns.  Sound Delivery will not accept for return:
          ------------------
accessories, blank tape, any vinyl Products (including, without limitation, LPs and 12" singles), Imports, Limited Editions, Products identified in Audiofile as nonreturnable, Record Club, Promotional (free product give-a-ways), Counterfeit Product and product without the original artwork or liner notes or Product with a Last Customer Return Date (as defined in the Audiofile documentation) prior to the date the returned Product is received by Sound Delivery from N2K. In addition, Sound Delivery does not accept returns of defective Sony, UNI, WEA or PGD Cds, or defective PGD cassettes, or any PGD cassettes that do not have their original wrapper intact. For purposes hereof, "defective" means Product returned with the top spine label or original manufacturer's "dog-bone" holographic sticker removed or cut in any way.

     (e)  Rejected Returns.  Non-returnable merchandise (i.e., items described
          ----------------
in Section 10(d) above) received by Sound Delivery will be shipped to N2K at N2K's expense as rejected returns. N2K will be charged a processing fee of $1.00 per rejected return.

     (f)  Returns Policy.  Sound Delivery reserves the right, from to time, to
          --------------
modify its return policies, which modifications shall be effective upon receipt by N2K of written notice thereof; provided, however, that any such modification shall be applicable to Sound Delivery's similarly situated customers generally and imposed in response to modifications to the return policies of Sound Delivery's suppliers.

11.  Billing and Payment.
     -------------------

     (a)  Invoices and Account Reconciliation.  Sound Delivery will provide N2K
          -----------------------------------
with a monthly invoice and account reconciliation by the 15th of the fiscal month following the fiscal month in which the transaction occurred and are due and payable on the 25th of the such fiscal month.

     (b)  Timely Payment Discounts.  Amounts invoiced as owed by N2K to Sound
          ------------------------
Delivery include a two percent (2%) discount for timely payment. This discount will be revoked and charged back to N2K for invoices not paid by the due date.

     (c)  Past-due Amounts.  N2K agrees to pay interest on amounts more than 30
          ----------------
days past due at the lesser of 1.5% per month or the highest rate allowed by law, such interest to accrue from the invoice date. Sound Delivery in its sole discretion may refer to an agency or an attorney for collection any past due amount, and N2K will be liable for the payment thereof and all costs and expenses incident thereto, including reasonable attorneys' fees.

12.  Proprietary Rights.
     ------------------

     (a)  Confidential Information.  Each party acknowledges that, in the course
          ------------------------
of dealings between the parties, each party may acquire information, identified as confidential, about the other party or the other party's customers, their business activities and operations, and their technical information and trade secrets, of a highly confidential and proprietary nature. The party that acquires such information will hold it in strict confidence and will not use such information except as reasonably necessary to perform its obligations under this Agreement or disclose the same to third parties except for any information generally available to or known to the public, independently developed outside the scope of this Agreement, lawfully disclosed by a third party, or required to be disclosed to a tribunal, provided that in the case of required disclosures to tribunals, the party will use commercially reasonable efforts to obtain protective orders maintaining the confidentiality of such information.

     (b)  Audiofile Database.  The rights to intellectual property related to
          ------------------
the Audiofile database are governed by the Audiofile License.

     (c)  No Rights to Marks.  Each party is hereby granted no right in or to
           ------------------
the other party's Marks. "Marks" means the trademarks, service marks, trade names or other marks, registered or otherwise, used by either Sound Delivery or N2K, as applicable.

13.  Termination.
     -----------

     (a)   Term.  Except as set forth in Section 15(a) below, the term of this
           ----
Agreement begins on the date this Agreement is executed and delivered by both parties and expires two years after such date; provided, however, that this Agreement shall automatically be renewed for subsequent one year terms unless one party notifies the other at least 90 days prior to the expiration of the initial term or any subsequent one year term of its intent not to renew this Agreement upon the expiration of such term.

     (b)   Early Termination.  This Agreement may be terminated upon thirty (30)
           -----------------
days' written notice under the following conditions:

           (1) by Sound Delivery, if it discontinues fulfillment services to on-line services;

           (2) by N2K, if it discontinues the sale of pre-recorded music; or undergoes a change of control;

           (3) by N2K, if VRD, or any wholly-owned subsidiary of VRD, enters into the business of marketing music product directly to consumers through the Internet, or makes an equity investment in any direct competitor of N2K. Notwithstanding the foregoing, VRD may own 5% or less of any class of outstanding securities of an entity whose securities are listed on a national securities exchange or traded on NASDAQ.

           (4) by either Sound Delivery or N2K, if such party delivers to the other party a 30-day written notice of termination for a material breach of this Agreement, provided such breach was previously identified in a written notice and the other party did not cure such breach within 30 days.

           (5) For purposes of this Section 13(b), a "change of control" shall mean: (i) the acquisition by any person, or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding voting shares of N2K; or (ii) the failure of Larry

Rosen, Dave Grusin and Jon Diamond collectively to beneficially own, free and clear of liens or other encumbrances, at least 20% of the outstanding voting shares of N2K on a fully diluted basis; or (iii) a consolidation or merger or N2K with or into another corporation or corporations (in any transaction in which (A) the stockholders of N2K are to receive cash., securities or other consideration in exchange for the shares of capital stock of N2K then held by them and (B) the stockholders of N2K do not maintain control of the corporation or corporations which, survive such consolidation or merger) or the sale of all or substantially all of the assets of N2K to a third party or parties.

14.    Limitation of Remedies and Exclusion of Warranties.  IN NO EVENT SHALL
       --------------------------------------------------
EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, OR FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THEIR POSSIBILITY AND REGARDLESS OF THE FORM OF ACTION. NEITHER SOUND DELIVERY NOR VRD MAKES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO PRODUCTS SOLD UNDER THIS AGREEMENT AND DISCLAIMS ANY SUCH WARRANTIES, INCLUDING ANY REAPPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

15.    GENERAL
       -------

       (a)  Annual Review.  Commencing February 1999 and each January
            -------------
thereafter during the term of this Agreement, VRD shall review in good faith the fees set forth in this Agreement to assess whether such fees are competitive with those charged by Sound Delivery to similarly situated customers for services similar to those provided under this Agreement. In the event that VRD determines that during the preceding year it entered into any agreement for such services on terms more favorable to a customer than those provided to N2K hereunder, VRD will adjust the applicable fees charged hereunder retroactive to the date it commenced rendering services at the more favorable rate to the other customer; provided, however that as a condition to availing itself of the more favorable terms, N2K must agree to assume any additional obligations imposed upon such third party customer, including, without limitation, volume commitments, exclusivity, etc.

       (b)  Survival.  Sections 12 and 14 hereof will survive any expiration or
            --------
termination of this Agreement.

       (c)  Notice.  All notices, other than those related to product pricing,
            ------
ordering and fulfillment, shall be in writing and delivered by certified mail, postage prepaid and return receipt requested, or transmitted either by facsimile or electronic mail if confirmed by such mailing, to the addresses provided in writing from time to time by the parties.

     (d)  Entire Agreement; Amendments.  This Agreement constitutes the entire
          ----------------------------
agreement of the parties concerning the subject matter hereof, superseding all prior proposals, negotiations and agreements concerning the subject matter of this Agreement. No representation or promise relating to and no amendment of this Agreement will be binding unless it is in writing and signed by authorized representatives of both parties.

     (e)  Assignment.   This Agreement may not be assigned or otherwise
          ----------
transferred by N2K to a third party without the prior written consent of Sound Delivery. Subject to the foregoing, this Agreement will bind and inure to the benefit of the successors and permitted assigns of Sound Delivery and N2K.

     (f)  Relationship of the Parties.  Sound Delivery and N2K are independent
          ---------------------------
parties, and nothing in this Agreement shall be construed as constituting Sound Delivery and N2K as partners, joint venturers, or as creating the relationships of employer and employee, franchiser and franchisee, master and servant, principal and agent, or any other form of legal association that would impose liability on one party for the act or failure to act of the other party.

     (g)  Governing Law; Captions; Waiver; Etc.  This Agreement will be
          ------------------------------------
governed by and construed in accordance with the laws (excluding the laws of choice or conflicts of laws) of the State of California. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement. No waiver by a party of any breach of any provision of this Agreement will constitute a waiver of any other breach of that or any other provision of this Agreement. In the event that any of the provisions contained in this Agreement are held to be unenforceable, such provisions will be narrowed (or deleted if necessary) to the minimum extent necessary to make them enforceable.

     (h)  Attorneys' Fees.  In the event of any dispute or controversy arising
          ---------------
out of this Agreement, the prevailing party shall be entitled to reimbursement of its costs, including court and arbitration costs and reasonable attorneys' fees and expert witnesses' fees and costs.

     The parties hereto have executed this Agreement on January 23,1998.

SOUND DELIVERY, a division of           N2K INC.
VALLEY RECORD DISTRIBUTORS, INC.

By:  [SIGNATURE ILLEGIBLE]              By:   [SIGNATURE ILLEGIBLE]
    -------------------------               -------------------------

Its: C.E.O.                             Its: Pres.
     ----------------------                  ----------------------